LongevityFP US Large-Cap Fund N-2/A

Exhibit 99(a)(3)

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF TRUST

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

1.	Name of Statutory Trust:	Milestone 1960 Fund Trust

2.	The Certificate of Amendment to the Certificate of Trust is hereby amended as follows:

Section 1 of the Certificate of Trust of the Trust is hereby amended and restated in its entirety to read as follows: “The name of the statutory trust is: LongevityFP US Large-Cap Fund (1960) (the “Trust”).”

[set forth amendment(s)]

3.	(Please complete with either upon filing or it may be a future effective date that is within 90 days of the file date) This Certificate of Amendments shall be effective upon filing .

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 3rd                      day of November                         , 2026      A.D.

By:	/s/ Jon Sabes
Trustee

Name:	Jon Sabes
Type or Print